EXECUTION VERSION

SEVENTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SEVENTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) made this 12th day `of December, 2013 by and between ACURA PHARMACEUTICALS, INC., a New York corporation (the “Corporation”), with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 and PETER A. CLEMENS (the “Employee”).

R E C I TA L S

A.	The Corporation and the Employee executed an Executive Employment Agreement dated as of March 10, 1998, as amended (as amended, the “Employment Agreement”).

B.	The Corporation[1] and the Employee now desire to further amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

1. The first sentence of Section 3(a) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in its place:

“(a) Base Salary. The Corporation shall pay the Employee an aggregate base salary at an annual rate of $280,000 payable in equal installments on the Company’s regular payroll schedule, less such deductions or amounts to be withheld as required by applicable law or regulations.”

2. The first sentence of Section 3(b) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in its place:

“(b) Annual Bonus. During the Term, the Employee will be eligible to receive from the Corporation an annual bonus (the “Bonus”) in the amount of up to seventy percent (70%) of the Employee’s then current annual Base Salary during the fiscal year (or portion thereof) for which the Bonus may be awarded.”

3. Except as expressly amended by this Amendment, the Employment Agreement remains in full force and effect. Capitalized terms used herein shall have the same meaning as in the Employment Agreement unless otherwise defined herein. This Amendment shall be governed and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

1 The Board of Directors of the Corporation approved the terms of this Amendment at its December 12, 2013 meeting following the recommendation of the Compensation Committee which recommended approval at its September 20, 2013 meeting.

4. This Amendment may be executed in one or more facsimile or original counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

5. This Amendment shall be effective on January 1, 2014.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert Jones
Name: Robert B. Jones
Title: President and
Chief Executive Officer

EMPLOYEE

By:	/s/ Peter Clemens
Peter A. Clemens

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